Exhibit (a)(1)(F)

FORMS OF REMINDER EMAILS TO EMPLOYEES

E-mail subject line: ACTION REQUIRED – Tender Offer in progress

You are receiving this message because you either haven’t made a choice regarding the Tender Offer, or you chose to reject it. If you rejected the offer you may change your election and accept it.

We are now beginning the second week of the tender offer. Remember, the offer will expire at 9 p.m., PDT, June 29, 2007. To have your affected options re-priced and avoid adverse tax penalties you must:

•	Go to the Tender Offer Infosys site.

Once on the site:

•	Review your Personal Addendum, which lists your affected options.

•	Review and accept the Tender Offer terms.

•	Select “I accept” and submit your selection.

If you do not submit your acceptance, you will effectively reject the offer and your options will remain discounted and therefore subject to tax penalties.

Send questions to General Options and Tax Questions.

E-mail subject line: ACTION REQUIRED – Tender Offer in progress

You are receiving this message because you either haven’t made a choice regarding the Tender Offer, or you chose to reject it. If you rejected the offer you may change your election and accept it.

We are entering the final week of the tender offer. There are seven days left to accept the offer, have your affected options re-priced, and avoid adverse tax consequences. The offer closes at 9 p.m. PDT, June 29, 2007.

To accept the tender offer, you must

•	Go to the Tender Offer Infosys site.

Once on the site:

•	Review your Personal Addendum, which lists your affected options.

•	Review and accept the Tender Offer terms.

•	Select “I accept” and submit your selection.

If you do not submit your acceptance, you will effectively reject the offer and your options will remain discounted and therefore subject to tax penalties.

Send questions to General Options and Tax Questions.

E-mail subject line: ACTION REQUIRED – Last day of Tender Offer

You are receiving this message because you either haven’t made a choice regarding the Tender Offer, or you chose to reject it. If you rejected the offer you may change your election and accept it.

Today is the last day to accept the tender offer. You must accept by 9 p.m. today, PDT.

To do so, you must

•	Go to the Tender Offer Infosys site.

Once on the site:

•	Review your Personal Addendum, which lists your affected options.

•	Review and accept the Tender Offer terms.

•	Select “I accept” and submit your selection.

If you do not submit your acceptance, you will effectively reject the offer and your options will remain discounted and therefore subject to tax penalties.

Send questions to General Options and Tax Questions.